UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

EPR PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Walnut Street, Suite 200 Kansas City, Missouri		64106
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (816) 472-1700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On November 2, 2016, EPR Properties, a Maryland real estate investment trust (“EPR” or the “Company”), and Ski Resort Holdings LLC, a Delaware limited liability company owned by funds affiliated with Och-Ziff Real Estate (the “Co-Buyer”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with CNL Lifestyle Properties, Inc., a Maryland corporation (“CNL”), CLP Partners, LP, a Delaware limited partnership and subsidiary of CNL (the “Operating Partnership”), and certain of their subsidiaries named therein (together with CNL and the Operating Partnership, the “Seller Parties”) providing for the purchase and sale of a portfolio of subsidiaries and related assets that collectively comprise substantially all of the assets of CNL (the “Sale”). The Purchase Agreement provides that the Company will acquire the Northstar California Ski Resort, 15 attractions properties (waterparks and amusement parks) and five small family entertainment centers for aggregate consideration valued at approximately $456 million. Additionally, the Company has agreed to provide approximately $244 million of five year secured debt financing to the Co-Buyer for the purchase of 14 CNL ski properties valued at approximately $374 million. The Company’s aggregate investment in this transaction is projected to be valued at approximately $700 million and is expected to be funded with approximately $647 million of common shares of beneficial interest of EPR (“EPR Common Shares”) and approximately $53 million of cash before prorations, transaction costs and closing adjustments, a portion of which transaction costs will be included in the secured debt financing to the Co-Buyer.

EPR’s board of trustees has unanimously approved the Purchase Agreement and the transactions contemplated by the Purchase Agreement, including the issuance of EPR Common Shares to CNL as partial consideration for the entities and assets being acquired.

The transaction will require the approval of holders of at least a majority of the outstanding shares of common stock of CNL and CNL intends to concurrently obtain stockholder approval of a plan of liquidation and dissolution. Following the closing of the Sale and subject to the approval of CNL’s stockholders, CNL intends to liquidate and dissolve in compliance with the applicable provisions of the Maryland General Corporation Law.

Properties Being Acquired

Pursuant to the terms of the Purchase Agreement, and subject to the satisfaction or waiver of certain conditions set forth in the Purchase Agreement, EPR and one or more its affiliates will purchase interests in (or assets and liabilities of) certain CNL subsidiaries owning the Northstar California Ski Resort in Truckee, California, and the following waterparks, amusement parks and family entertainment centers (the “Attractions Sale”):

Waterparks and Amusement Parks
Rapids Water Park	Riviera Beach, FL
Wet ’n’ Wild SplashTown	Spring, TX
Darien Lake	Darien Center, NY
Frontier City	Oklahoma City, OK
Wet ’n’ Wild Phoenix	Glendale, AZ
White Water Bay	Oklahoma City, OK
Waterworld	Concord, CA
Wild Waves & Enchanted Village	Seattle, WA
Wet ’n’ Wild Hawaii	Kapolei, HI
Magic Springs & Crystal Falls Water and Theme Park	Hot Springs, AR
Wet ’n’ Wild Palm Springs	Palm Springs, CA
Myrtle Waves Water Park	Myrtle Beach, SC
Hawaiian Falls – The Colony	The Colony, TX
Hawaiian Falls – Garland	Garland, TX
Pacific Park	Santa Monica, CA

Family Entertainment Centers
Funtasticks Family Fun Park	Tucson, AZ
Adventure Landing	Pineville, NC

Camelot Park	Bakersfield, CA
Zuma Fun Center – Houston South	Houston, TX
Mountasia Family Fun Center	North Richland Hills, TX

The Co-Buyer and one or more of its affiliates will purchase interests (or assets and liabilities) in certain CNL subsidiaries owning the following ski and mountain lifestyle assets (the “Ski Sale”).

Loon Mountain Resort	Lincoln, NH
The Summit-at-Snoqualmie	Snoqualmie Pass, WA
Brighton	Brighton, UT
Gatlinburg Sky Lift	Gatlinburg, TN
Cypress Mountain	West Vancouver, BC
Sunday River	Newry, ME
Sugarloaf	Carrabassett Valley, ME
Crested Butte Mountain Resort	Crested Butte, CO
Okemo Mountain Resort	Ludlow, VT
Mount Sunapee	Newbury, NH
Jiminy Peak Mountain Resort	Hancock, MA
Mountain High	Wrightwood CA
Stevens Pass	Skykomish, WA
Sierra-at-Tahoe	Twin Bridges, CA

Purchase Price

As consideration for the Sale, EPR and the Co-Buyer (together, the “Purchasers”) have agreed to pay an aggregate purchase price (the “Aggregate Purchase Price”) of approximately $830 million, consisting of approximately $183 million in cash, less any acquired indebtedness (which is not expected to be material), and approximately $647 million of EPR Common Shares, subject to a collar described below. EPR has agreed to finance the Co-Buyer’s acquisition of the Ski Sale through a loan secured by mortgages on all of the assets being acquired by the Co-Buyer in an original principal amount which will be equal to approximately $244 million plus 65% of EPR’s and the Co-Buyer’s transaction costs and fees for the Ski Sale and the related financing. The loan will bear interest at a rate of 8.5% and have a five-year term with three 30-month extension periods. As set forth in the Purchase Agreement, the Aggregate Purchase Price is subject to customary purchase price adjustments for prorations and closing adjustments. Of the aggregate estimated $183 million cash consideration, it is estimated that approximately $53 million will be paid by EPR and approximately $130 million will be paid by the Co-Buyer.

The number of EPR Common Shares to be issued to CNL at the closing will equal the quotient of (X) approximately $647 million divided by (Y) the volume weighted average price per EPR Common Share on the New York Stock Exchange for the ten business days ending on the second business day before the closing (the “Closing VWAP’), provided that (i) if the Closing VWAP is less than $68.25, then the calculation will be made as if the Closing VWAP were $68.25 and (ii) if the Closing VWAP is greater than $82.63, then the calculation will be made as if the Closing VWAP were $82.63. The Purchase Agreement requires, subject to compliance with applicable laws, that CNL promptly distribute pro rata to CNL’s stockholders all of the EPR Common Shares received by CNL in connection with the Sale.

Closing Conditions

The closing of the Sale is subject to closing conditions, including, among other things, (1) approval of the Sale by the affirmative vote of the holders of at least a majority of the outstanding shares of CNL common stock, (2) the expiration or termination of all waiting periods applicable to the Sale under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Waiting Period”), (3) the approval for the New York Stock Exchange listing of the EPR Common Shares to be issued in the Sale, (4) the accuracy of the representations and warranties made by the parties (subject to certain materiality qualifiers), (5) the absence of a material adverse effect on the entities and assets being acquired by the Purchasers, and the absence of a material adverse effect on either of the Purchasers, (6) the termination of certain management agreements related to the Attractions Sale, (7) the obtaining of permits from forest service authorities and consents from ground lessors, (8) the receipt by CNL of a tax opinion relating to EPR’s qualification and taxation as a real estate investment trust, (9) the receipt by the Co-Buyer of certain notices and/or orders under the Investment Canada Act and (10) other customary closing conditions.

The closing of the Sale is not conditioned on the approval of CNL’s stockholders to liquidate and dissolve CNL. In addition, the closing of the Sale is not subject to a financing condition or vote of EPR’s shareholders or the equity owners of the Co-Buyer.

Representations, Warranties and Covenants

The Purchase Agreement contains customary representations and warranties which will expire at the closing of the Sale, as well as customary covenants, including covenants with respect to the conduct of business during the period from the execution of the Purchase Agreement and the closing of the Sale, and the agreement of the Seller Parties and the Purchasers to use reasonable best efforts, subject to certain limitations, to obtain expiration of the HSR Waiting Period. The Purchase Agreement also includes covenants requiring (i) the Seller Parties not to solicit, initiate, knowingly induce, knowingly encourage, or knowingly facilitate any inquiries, offers or requests relating to alternative business combination transactions, or, subject to certain exceptions, engage in any discussions or negotiations with respect thereto and (ii) CNL to call and hold a special meeting of CNL’s stockholders and, subject to certain customary exceptions, recommend that CNL stockholders approve the Sale.

Pursuant to the Purchase Agreement, EPR has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will include a prospectus with respect to the EPR Common Shares to be issued and a proxy statement for the special meeting of CNL stockholders to approve the Sale.

Termination

The Purchase Agreement also contains termination rights and provides that the Purchase Agreement may be terminated by mutual consent of the parties. In addition, the Purchase Agreement includes other customary termination rights, including:

•	termination by either EPR, the Co-Buyer or CNL: (1) if the Sale does not close by September 15, 2017; (2) if a final non-appealable order is issued prohibiting the Sale; or (3) upon failure of CNL to obtain stockholder approval;

•	termination by CNL: (1) upon a breach or failure to perform by any Purchaser of its representations, warranties or covenants that cannot be cured on or before September 15, 2017; (2) in order to enter into an alternative transaction that is considered a superior proposal, following a prescribed process including a period of negotiation; or (3) if the Purchasers fail to close the Sale at a time when the conditions to the obligation of the parties to close have been satisfied or waived; or

•	termination by either EPR or the Co-Buyer: (1) upon a breach or failure to perform by CNL of its representations, warranties or covenants that cannot be cured on or before September 15, 2017; (2) CNL’s board of directors fails to recommend the approval of the Sale, CNL enters into a competing transaction, or CNL willfully breaches its covenant not to solicit a competing transaction; or (3) upon the occurrence and continuation after notice of any events that have had or would reasonably be expected to have a material adverse effect on the entities and assets being acquired.

CNL will be required to pay a termination fee of $25 million plus reimbursement of expenses incurred after June 10, 2016 (up to $10 million) to the Purchasers if the Purchase Agreement is terminated because CNL enters into an alternative definitive agreement in respect of a superior proposal or the CNL board of directors changes its recommendation to CNL’s stockholders with respect to the Sale. In addition, CNL will be required to pay reimbursement of expenses incurred after June 10, 2016 to the Purchasers if the Purchase Agreement is terminated because CNL stockholders do not approve the Sale. The Purchasers, on a joint and several basis, will be required to pay a reverse termination fee of $60 million plus reimbursement of expenses incurred after June 10, 2016 (up to $10 million) to CNL if the Purchase Agreement is terminated because the Purchasers fail to close the Sale as required by the Purchase Agreement after the conditions to the obligations to close have been satisfied or waived. Reimbursable expenses are generally capped at $10 million under the Purchase Agreement; however, these expenses are capped at $6.5 million in the case of a termination because CNL fails to obtain the requisite stockholder approval or $1.5 million if the termination is due to an injunction or order relating to antitrust matters.

The foregoing description of the Purchase Agreement is only a summary and does not purport to be complete. A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein. The description of the Purchase Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Purchase Agreement. It is not intended to provide any other factual information about the Purchasers or the Seller Parties. In particular, the assertions embodied in the representations and warranties in the Purchase Agreement were made as of a specified date, are modified or qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the Purchase Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Purchase Agreement are not necessarily characterizations of the actual state of facts about the Purchasers and the Seller Parties at the time they were made or otherwise and should only be read in conjunction with the other information that EPR and CNL make publicly available in reports, statements and other documents filed with the SEC.

Joint Buyers Agreement

On November 2, 2016, EPR and the Co-Buyer entered into a Joint Buyers Agreement (the “Joint Buyers Agreement”) pursuant to which they have agreed, among other matters, to an allocation of any termination fee or reimbursement of expenses received from CNL and the terms upon which they would share the obligation to pay any reverse termination fee or expense reimbursement to CNL. Certain investments funds affiliated with Och-Ziff Real Estate have guaranteed to EPR the Co-Buyer’s payment obligations under the Joint Buyers Agreement up to $75 million.

The foregoing description of the Joint Buyers Agreement is only a summary and does not purport to be complete. A copy of the Joint Buyers Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The description of the Joint Buyers Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Joint Buyers Agreement.

Item 2.02 Results of Operations and Financial Condition.

On November 2, 2016, the Company announced its results of operations and financial condition for the third quarter and nine months ended September 30, 2016. The public announcement was made by means of a press release, the text of which is set forth in Exhibit 99.2 hereto and is hereby incorporated by reference herein.

In addition, on November 2, 2016, the Company made available on its website supplemental operating and financial data for the third quarter and nine months ended September 30, 2016, the text of which is set forth in Exhibit 99.3 hereto and is hereby incorporated by reference herein.

In addition, on November 2, 2016, the Company announced a change in the time of its previously scheduled investor call to discuss its results of operations and financial condition for the third quarter and nine months ended September 30, 2016 and the transaction with CNL. The public announcement was made by means of a press release, the text of which is set forth in Exhibit 99.4 hereto and is hereby incorporated by reference herein.

The information set forth in Item 2.02 of this Current Report on Form 8-K, including Exhibits 99.2, 99.3 and 99.4, is being “furnished” and shall not be deemed “filed” for the purposes of or otherwise subject to liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 7.01. Regulation FD Disclosure.

On November 2, 2016, EPR issued a press release announcing the execution of the Purchase Agreement, which is attached hereto as Exhibit 99.1. The press release attached hereto as Exhibit 99.1 is incorporated by reference in this Item 7.01.

The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for the purposes of or otherwise subject to liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the filings of EPR under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Additional Information about the Proposed Transactions and Where to Find It

EPR plans to file with the SEC a registration statement on Form S-4 in connection with the proposed transactions, which will include CNL’s preliminary proxy statement and EPR’s preliminary prospectus for the proposed transactions. EPR and CNL will also file other documents with the SEC relating to the proposed transactions. A definitive proxy statement/prospectus will be mailed to stockholders of CNL. THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT EPR, CNL, THE CO-BUYER, THE PROPOSED SALE AND DISSOLUTION OF CNL AND RELATED MATTERS. BEFORE MAKING ANY VOTING AND INVESTMENT DECISION WITH RESPECT TO THE TRANSACTIONS, INVESTORS AND STOCKHOLDERS OF CNL ARE URGED TO READ THE REGISTRATION STATEMENT AND DEFINITIVE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. The registration statement, the proxy statement/prospectus and other documents, when filed with the SEC by EPR and CNL, can be obtained free of charge through the website maintained by the SEC at www.sec.gov, at EPR’s website at www.eprkc.com under the tab “Investor Center” and then “SEC Filings,” at CNL’s website at http://www.cnllifestylereit.com under the tab “Investor Relations” and then “View SEC Filings,” from EPR Investor Relations, 909 Walnut Street, Suite 200, Kansas City, Missouri 64106, telephone: (816) 472-1700, or from CNL’s Investor Relations Department, 450 South Orange Avenue, Orlando, Florida 32801, telephone: (866) 650-0650. The content of the websites referenced above is not deemed incorporated by reference into the registration statement or proxy statement/prospectus.

Participants in the Solicitation

EPR and its trustees and executive officers and CNL and its directors and executive officers and other members of their respective management and employees may be deemed participants in the solicitation of proxies from CNL’s stockholders in connection with the proposed transactions. Information regarding the special interests of these trustees, directors and executive officers in the proposed transactions will be included in the definitive proxy statement/prospectus referred to above. Additional information regarding CNL’s directors and executive officers is also included in CNL’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 28, 2016, and in Form 4s of CNL’s directors and executive officers filed with the SEC. Additional information regarding EPR’s trustees and executive officers is also included in EPR’s proxy statement for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 1, 2016, and in Form 4s of EPR’s trustees and executive officers filed with the SEC. These filed documents are available free of charge at the SEC’s website at www.sec.gov and from CNL and EPR by contacting them as described above. Other information about the participants in the proxy solicitation will be contained in the proxy statement/prospectus. The contents of the websites referenced above are not deemed incorporated by reference into the registration statement or the proxy statement/prospectus.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements concerning projections, predictions, expectations, estimates, or forecasts as to EPR’s business, financial or operational results, and future economic performance, as well as statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. The words “may,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “forecast,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or their negatives, as well as statements in future tense, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. EPR may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and undue reliance should not be placed on these forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations of future performance, taking into account all information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and, accordingly, actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in EPR’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; (2) the inability to complete the proposed Sale due to the failure to obtain approval of the Sale from CNL’s stockholders or the failure to satisfy other conditions of the proposed Sale within the proposed timeframe or at all; (3) disruption in key business activities or any impact on EPR’s relationships with third parties as a result of the announcement of the proposed Sale; (4) the failure of the proposed Sale to close for any reason; (5) risks related to disruption of management’s attention from EPR’s ongoing business operations due to the Sale; (6) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against EPR and others relating to the Purchase Agreement or the Joint Buyers Agreement; (7) the risk that the pendency of the proposed Sale disrupts current plans and operations; (8) the amount of the costs, fees, expenses and charges related to the proposed Sale; (9) the risk that regulatory approvals required for the Sale are not obtained on the proposed terms and schedule or are not obtained subject to conditions that are not anticipated and (10) other risks, including those detailed in the sections of EPR’s Annual Report on Form 10-K for the year ended December 31, 2015 and other filings with the SEC titled “Risk Factors.” All forward-looking statements speak only as of the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements attributable to EPR or any person acting on its behalf are qualified by the cautionary statements in this section. Except as required by law, EPR undertakes no obligation to update publicly any forward-looking statements for any reason after this date to conform these statements to actual results or changes in EPR’s expectations.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor there any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement by and among CNL Lifestyle Properties, Inc., CLP Partners LP, EPR Properties, Ski Resort Holdings LLC and the other sellers named therein, dated as of November 2, 2016.*

10.1	Joint Buyers Agreement by and between EPR Properties and Ski Resort Holdings LLC, dated as of November 2, 2016.

99.1	Press Release, dated November 2, 2016, issued by EPR Properties announcing the transaction with CNL and the Co-Buyer.

99.2	Press Release, dated November 2, 2016, issued by EPR Properties announcing its results of operations and financial condition for the third quarter and nine months ended September 30, 2016.

99.3	Supplemental Operating and Financial Data for the third quarter and nine months ended September 30, 2016, made available by EPR Properties on November 2, 2016.

99.4	Press Release, dated November 2, 2016, issued by EPR Properties announcing the change in the time of its investor call.

*	Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to the Purchase Agreement have been omitted. EPR hereby agrees to furnish supplementally to the SEC, upon its request, any or all omitted exhibits and schedules.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

EPR PROPERTIES

	By:	/s/ Mark A. Peterson
Date: November 2, 2016		Mark A. Peterson
Executive Vice President, Treasurer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement by and among CNL Lifestyle Properties, Inc., CLP Partners LP, EPR Properties, Ski Resort Holdings LLC and the other sellers named therein, dated as of November 2, 2016.*

10.1	Joint Buyers Agreement by and between EPR Properties and Ski Resort Holdings LLC, dated as of November 2, 2016.

99.1	Press Release, dated November 2, 2016, issued by EPR Properties announcing the transaction with CNL and the Co-Buyer.

99.2	Press Release, dated November 2, 2016, issued by EPR Properties announcing its results of operations and financial condition for the third quarter and nine months ended September 30, 2016.

99.3	Supplemental Operating and Financial Data for the third quarter and nine months ended September 30, 2016, made available by EPR Properties on November 2, 2016.

99.4	Press Release, dated November 2, 2016, issued by EPR Properties announcing the change in the time of its investor call.

*	Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to the Purchase Agreement have been omitted. EPR hereby agrees to furnish supplementally to the SEC, upon its request, any or all omitted exhibits and schedules.